UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Sheridan Avenue, Suite 400 Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Vincerx Pharma, Inc. (the “Company”) entered into a binding term sheet, as amended (the “Term Sheet”), with Oqory, Inc., a Delaware corporation (“Oqory”), and Vivasor, Inc., Oqory’s parent corporation, relating to a proposed business combination between the Company and Oqory. The Term Sheet became effective on December 27, 2024. The parties currently contemplate a reverse triangular merger structure, pursuant to which (i) a subsidiary of the Company would merge into Oqory, (ii) Oqory stockholders would receive shares of Company common stock (“Common Stock”) in exchange for their shares of Oqory common stock (“Oqory Common Stock”) based on the Exchange Ratio (defined below), and (iii) outstanding options, warrants, and other rights to acquire Oqory Common Stock (“Oqory Stock Rights”) would be assumed by the Company and converted into options, warrants, and rights to acquire Common Stock based on the Exchange Ratio.

The conversion of the Oqory Common Stock and Oqory Stock Rights would be pursuant to an exchange ratio (the “Exchange Ratio”) based on the following aggregate intended post-closing percentage ownership: (i) the equity holders of Oqory immediately prior to the closing (including all Oqory Stock Rights) would own 95% of the equity of the combined company, and (ii) the equity holders of the Company (including all outstanding options and warrants based on an adjusted cap table but excluding the Common Stock Warrants issued in today’s interim financing described below) would own 5% of the equity of the combined company, in each case without taking into account the Concurrent Investment (as defined below) and the post-closing equity pool described below. In the event that the fully-diluted value of existing Company stockholders in the combined company upon the closing is less than $13.66 million, the Exchange Ratio will be adjusted to meet this minimum value of $13.66 million.

The business combination contemplates an offering of equity interests in the Company that would be completed concurrent with the closing of the business combination (the “Concurrent Investment”) pursuant to binding securities purchase agreements that would be entered into at the time the parties execute a definitive business combination agreement. The Concurrent Investment is intended to be in an amount equal to at least $20 million, subject to increase with the written agreement of the parties. Pursuant to the Term Sheet, investors determined by Oqory are required to provide $1,500,000 in interim financing to the Company, of which at least $750,000 will be provided following execution of the Term Sheet and the remaining amount will be provided on or before January 31, 2025.

Following the closing of the business combination, the combined company’s board of directors would consist of nine members, of which (i) the Company’s key stockholders would be entitled to nominate two (2) members, (ii) Oqory key stockholders would be entitled to nominate two (2) members, and (iii) all other members would be independent directors would be nominated by Oqory in consultation with the other directors of the combined company. The board of directors of the combined company will determine the officers and other personnel of the combined company.

The parties intend to negotiate a definitive business combination agreement that will incorporate the provisions of the Term Sheet as well as other terms and conditions typical for transactions of this nature. During the period from effectiveness of the Term Sheet until the earlier of execution of such a definitive agreement or January 31, 2025, the parties have agreed not to solicit or encourage submission of, or participate in discussions or enter into any agreement regarding, any other acquisition proposal.

Conditions to enter into a definitive business combination agreement include satisfactory completion of due diligence by the parties, commitments by investors for the Concurrent Investment, voting support agreements by the Company’s officers and directors, and approval by the boards of directors of the parties. Conditions to the closing of the business combination include approval by the stockholders of the parties, government, regulatory, and other third-party approvals, and closing of the Concurrent Investment.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The Company’s Board of Directors (“Board”) approved additional streamlining and cost-control measures on December 20, 2024, including an additional workforce reduction, as the Company pursues due diligence and transaction-related work in connection with the Term Sheet. The Company estimates that it will incur approximately $2.4 million in costs primarily related to severance costs and related expenses and expects that payment of these costs will be made during the fourth quarters of 2024 and the first quarter of 2025. The estimate of the costs that the Company expects to incur, and the timing of such costs, are subject to a number of assumptions and actual results may differ.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)

As part of the workforce reduction, Dr. Ahmed Hamdy, Chairman and Chief Executive Officer, has stepped down as Chief Executive Officer, but will remain as Chairman, and Alexander Seelenberger has stepped down as Chief Financial Officer. Mr. Seelenberger has agreed to provide ongoing assistance in a consulting capacity to assist the Company as it pursues its strategic efforts. Both Dr. Hamdy’s and Mr. Seelenberger’s departures were effective on December 20, 2024.

Effective December 20, 2024, Dr. Raquel Izumi stepped down as President and Chief Operations Officer and took over as Acting Chief Executive Officer in a consulting capacity, and Kevin Haas, the Company’s Vice President and Controller, took over as the Company’s Acting Chief Financial Officer.

Dr. Izumi’s biographical information is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Mr. Haas’ biographical information is as follows: Kevin Haas has served as our Vice President of Finance and Corporate Controller since December 2020. Prior to that, Mr. Haas was the Vice President, Finance and Administration and Principal Accounting Officer at Aravive, Inc. (f/k/a Versartis, Inc.) from November 2017 to May 2019 and served in a consulting capacity to July 2019. Mr. Haas began his career in public accounting in 1989 with Grant Thornton, LLP and holds a B.S. in Business Administration from Western Colorado University.

Item 8.01	Other Events.

In connection with the Term Sheet, the Company entered into a definitive securities purchase agreement dated December 26, 2024 (the “Purchase Agreement”) for the purchase, in a registered direct offering priced at-the-market under Nasdaq rules, of an aggregate of (i) 2,816,250 shares (the “Shares”) of its common stock (“Common Stock”) and accompanying common stock warrants (“Common Stock Warrants”) to purchase 5,632,500 shares of common stock, and (ii) for certain purchasers, in lieu of common stock, pre-funded warrants (“Pre-Funded Warrants”) to purchase 2,635,820 shares of common stock and accompanying Common Stock Warrants to purchase 5,271,640 shares of common stock. The offering closed on December 27, 2024.

Each Pre-Funded Warrant has an exercise price per share of Common Stock equal to $0.001 and is exercisable at any time and from time to time on or after the original issue date. Holders of Pre-Funded Warrants will not be entitled to exercise any portion of the Pre-Funded Warrant if the holder, together with its affiliates and certain related parties, would beneficially own more than 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. In no event may a holder exercise Pre-Funded Warrants if, immediately after giving effect to such exercise, such holder, together with its affiliates and certain related parties, would beneficially own more than 19.99% of the number of shares of Common Stock outstanding and/or the then combined voting power of the Company’s voting securities immediately after giving effect to such exercise and such exercise would result in a violation of any Nasdaq rules, including rules relating to a change of control of the Company.

Each Common Stock Warrant has an exercise price per share of Common Stock equal to $0.1839. Each Common Stock Warrant will be exercisable at any time on or after the date on which stockholder approval, as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”) with respect to shares of Common Stock issuable upon exercise of the Common Stock Warrants, is received and deemed effective, and will expire on the five-year anniversary of such initial exercise date. Holders of Common Stock Warrants will not be entitled to exercise any portion of the Common Stock Warrant if the holder, together with its affiliates and certain related parties, would beneficially own more than 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. In no event may a holder exercise Common Stock Warrants if, immediately after giving effect to such exercise, such holder, together with its affiliates and certain related parties, would beneficially own more than 19.99% of the number of shares of Common Stock outstanding and/or the then combined voting power of the Company’s voting securities immediately after giving effect to such exercise and such exercise would result in a violation of any Nasdaq rules, including rules relating to a change of control of the Company. The Common Stock Warrants include certain rights upon “fundamental transactions” as described in the Common Stock Warrants, including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes Value (as described in such Common Stock Warrants) of the unexercised portion of the applicable Common Stock Warrants on the date of the consummation of such fundamental transaction.

All of the Shares, Pre-Funded Warrants, and Common Stock Warrants in the offering are being sold by the Company. The Purchase Agreement contains customary representations, warranties, and covenants of the Company, on the one hand, and the purchasers, on the other hand. The gross proceeds to the Company from the offering, before deducting the offering expenses, are expected to be approximately $0.9 million. The Company currently intends to use the net proceeds from the offering for general corporate purposes.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-262239) that was declared effective by the Securities and Exchange Commission (the “SEC”) on January 28, 2022. The offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement.

The foregoing summary of the Purchase Agreement, the Pre-Funded Warrants, and the Common Stock Warrants do not purport to be complete and are qualified in their entirety by reference to the form of Purchase Agreement, Pre-Funded Warrant, and Common Stock Warrant, copies of which are filed as Exhibits 10.2, 4.1, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On December 27, 2024, the Company issued a press release announcing the Term Sheet, the offering, and the streamlining and workforce reduction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company is updating certain disclosures. The disclosures are filed herewith as Exhibit 99.2 and are incorporated by reference herein.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,” “goal,” “potential,” “on-target,” “on track,” “project,” “estimate,” “anticipate,” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, the entry into a definitive merger agreement; the anticipated terms and closing of the business combination, the Concurrent Investment and the amount and timing of the interim financing; the expected ownership structure and value to Company stockholders upon closing of the business combination; the amount and timing of expected severance and related costs; and the amount and use of proceeds from the offering. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations, and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside Vincerx’s control.

Actual results, conditions, and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions, and events to differ materially from those indicated in the forward-looking statements include, but are not limited to, the Company’s capital requirements, availability and sufficiency of capital, and cash runway; the ability of the parties to enter into a definitive business combination agreement and the final terms thereof; the parties’ ability to satisfy the conditions precedent to the business combination, including stockholder approval; the closing of the business combination; the risk that any definitive agreement is terminated after it is entered into but before consummation of any proposed business combination; the Company’s reliance on receipt of interim funding; market acceptance of the combined company; general economic, financial, legal, political, and business conditions; and the risks and uncertainties set forth in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and subsequent reports filed with the Securities and Exchange Commission by the Company. Forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Common Stock Warrant

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

10.1	Binding Term Sheet, as amended

10.2	Securities Purchase Agreement

99.1	Press Release dated December 27, 2024

99.2	Disclosures

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2024

VINCERX PHARMA, INC.

By:	/s/ Raquel E. Izumi
Name:	Raquel E. Izumi, Ph.D.
Title:	Acting Chief Executive Officer